Assured Guaranty Ltd.
September 30, 2022
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, June 30, 2022 and September 30, 2022.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates or general economic conditions, including the possibility of a recession; (2) consequences of the conflict in Ukraine, including economic sanctions, fragmentation of global supply chains, volatility in energy prices, and the potential for increased cyberattacks; (3) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed in this section; (4) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (5) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (6) the loss of investors in Assured Guaranty’s asset management strategies or the failure to attract new investors to Assured Guaranty’s asset management business; (7) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (8) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the failure to resolve Assured Guaranty’s exposures to Puerto Rico (Puerto Rico or the Commonwealth) in a manner substantially consistent with the support agreements signed to date; (9) increased competition, including from new entrants into the financial guaranty industry; (10) poor performance of Assured Guaranty’s asset management strategies compared to the performance of the asset management strategies of Assured Guaranty’s competitors; (11) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (12) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap form, and certain consolidated variable interest entities; (13) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (14) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (15) changes in applicable accounting policies or practices; (16) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain Capital Management, LLC (now known as Assured Investment Management LLC) and its associated entities (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (SEC); (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP(1) Highlights
Net income (loss) attributable to AGL	$11	$17	$30	$126
Net income (loss) attributable to AGL per diluted share	$0.18	$0.22	$0.46	$1.66
Weighted average shares outstanding
Basic shares outstanding	61.7	72.7	63.9	74.9
Diluted shares outstanding (7)	62.9	73.6	65.1	75.7
Effective tax rate on net income	123.5%	(313.3)%	(12.1)%	6.0%
GAAP return on equity (ROE) (4)	0.9%	1.0%	0.7%	2.6%

Non-GAAP Highlights (2)
Adjusted operating income (loss)	$133	$34	$253	$197
Adjusted operating income (loss) per diluted share (2)	$2.11	$0.45	$3.88	$2.60
Weighted average diluted shares outstanding	62.9	73.6	65.1	75.7
Effective tax rate on adjusted operating income (3)	(7.3)%	(56.9)%	8.1%	10.3%
Adjusted operating ROE (2)(4)	9.5%	2.2%	5.8%	4.4%

Components of adjusted operating income (loss) (2)
Insurance segment	$159	$214	$347	$445
Asset Management segment	(3)	(7)	(3)	(16)
Corporate division	(30)	(169)	(98)	(232)
Other (5)	7	(4)	7	—
Adjusted operating income (loss)	$133	$34	$253	$197

Insurance Segment
Gross written premiums (GWP)	$94	$106	$229	$277
Present value of new business production (PVP) (2)	95	96	240	263
Gross par written	3,846	8,561	15,012	20,170

Asset Management Segment
Assets under management (AUM):
Inflows-third party	$1	$843	$1,362	$2,082
Inflows-intercompany	116	73	270	182

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$12	$8	$145	$39
Fair value gains (losses) of credit derivatives, pre-tax	—	7	2	7
Net income effect	9	12	115	36
Net income per diluted share	0.15	0.16	1.77	0.48

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(5), pre-tax	$12	$15	$147	$46
Adjusted operating income(5) effect	9	12	115	36
Adjusted operating income per diluted share (5)	0.15	0.16	1.77	0.48

1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
4)    Quarterly ROE calculations represent annualized returns. See page 11 for additional information on calculation.
5)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
6)    Represents the effect of consolidating financial guaranty variable interest entities and consolidated investment vehicles (FG VIE and CIV consolidation).
7)    In periods where the Company recognized a net loss, the impact of potentially dilutive outstanding stock-based awards was excluded from the calculation of diluted loss per share as their inclusion would have an antidilutive effect.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	September 30, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$4,929	$81.17	$6,292	$93.19
Adjusted operating shareholders' equity (1)	5,575	91.82	5,991	88.73
Adjusted book value (1)	8,371	137.87	8,823	130.67
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity	27	0.44	32	0.47
Adjusted book value	16	0.27	23	0.34

Shares outstanding at the end of period	60.7		67.5

Exposure
Financial guaranty net debt service outstanding	$356,701		$367,360
Financial guaranty net par outstanding:
Investment grade	$221,286		$229,036
Below-investment-grade (BIG)	5,785		7,356
Total	$227,071		$236,392

Claims-paying resources (2)	$10,752		$11,219

AUM
Collateralized loan obligations (CLOs)	$14,951		$14,699
Opportunity funds	2,018		1,824
Liquid strategies	367		389
Wind-down funds	208		582
Total	$17,544		$17,494

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 20 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	September 30,	December 31,
	2022	2021
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$6,780	$8,202
Fixed-maturity securities, trading, at fair value	393	—
Short-term investments, at fair value	1,177	1,225
Other invested assets	130	181
Total investments	8,480	9,608
Cash	131	120
Premiums receivable, net of commissions payable	1,178	1,372
Deferred acquisition costs (DAC)	142	131
Salvage and subrogation recoverable	385	801
Financial guaranty variable interest entities’ (FG VIEs’) assets, at fair value	236	260
Assets of consolidated investment vehicles (CIVs)	5,336	5,271
Goodwill and other intangible assets	166	175
Other assets	606	470
Total assets	$16,660	$18,208

Liabilities
Unearned premium reserve	$3,596	$3,716
Loss and loss adjustment expense (LAE) reserve	882	869
Long-term debt	1,675	1,673
Credit derivative liabilities, at fair value	195	156
FG VIEs’ liabilities, at fair value	251	289
Liabilities of CIVs	4,447	4,436
Other liabilities	440	569
Total liabilities	11,486	11,708

Redeemable noncontrolling interests	21	22

Shareholders’ equity
Common shares	1	1
Retained earnings	5,579	5,990
Accumulated other comprehensive income (loss)	(652)	300
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	4,929	6,292
Nonredeemable noncontrolling interests	224	186
Total shareholders’ equity	5,153	6,478
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$16,660	$18,208

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Net earned premiums	$89	$102	$385	$307
Net investment income	67	66	191	204
Asset management fees	16	20	71	65
Net realized investment gains (losses)	(14)	3	(39)	4
Fair value gains (losses) on credit derivatives	(48)	21	(42)	(31)
Fair value gains (losses) on committed capital securities (CCS)	1	(3)	12	(28)
Fair value gains (losses) on FG VIEs	11	5	27	18
Fair value gains (losses) on CIVs	8	16	25	53
Foreign exchange gains (losses) on remeasurement	(80)	(27)	(181)	(22)
Fair value gains (losses) on trading securities	(8)	—	(30)	—
Other income (loss)	(1)	9	12	15
Total revenues	41	212	431	585
Expenses
Loss and LAE (benefit)	(75)	(68)	(29)	(54)
Interest expense	20	23	60	67
Loss on extinguishment of debt	—	175	—	175
Amortization of DAC	4	3	11	10
Employee compensation and benefit expenses	57	59	189	173
Other operating expenses	37	38	120	135
Total expenses	43	230	351	506
Income (loss) before income taxes and equity in earnings (losses) of investees	(2)	(18)	80	79
Equity in earnings (losses) of investees	(20)	23	(31)	66
Income (loss) before income taxes	(22)	5	49	145
Less: Provision (benefit) for income taxes	(27)	(15)	(6)	8
Net income (loss)	5	20	55	137
Less: Noncontrolling interests	(6)	3	25	11
Net income (loss) attributable to AGL	$11	$17	$30	$126

Earnings per share:
Basic	$0.18	$0.22	$0.47	$1.67
Diluted	$0.18	$0.22	$0.46	$1.66

Assured Guaranty Ltd.
Income Components (1 of 5)
(in millions)

Components of Adjusted Operating Income and Reconciliation to Net Income (Loss) Attributable to AGL

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Components of adjusted operating income:
Segments:
Insurance	$159	$214	$347	$445
Asset Management	(3)	(7)	(3)	(16)
Total segments	156	207	344	429
Corporate division	(30)	(169)	(98)	(232)
Other	7	(4)	7	—
Subtotal	133	34	253	197
Reconciliation to net income (loss) attributable to AGL:
Realized gains (losses) on investments	(14)	3	(39)	4
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(49)	9	(46)	(41)
Fair value gains (losses) on CCS	1	(3)	12	(28)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(78)	(27)	(180)	(21)
Tax effect	18	1	30	15
Net income (loss) attributable to AGL	$11	$17	$30	$126

Assured Guaranty Ltd.
Income Components (2 of 5)
(in millions)

Components of Income for the Three Months Ended September 30, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$90	$—	$—	$(1)	$—	$89
Net investment income	69	—	1	(3)	—	67
Asset management fees	—	20	—	(4)	—	16
Net realized investment gains (losses)	—	—	—	—	(14)	(14)
Fair value gains (losses) on credit derivatives (2)	2	—	—	—	(50)	(48)
Fair value gains (losses) on CCS	—	—	—	—	1	1
Fair value gains (losses) on FG VIEs	—	—	—	11	—	11
Fair value gains (losses) on CIVs	—	—	—	8	—	8
Foreign exchange gains (losses) on remeasurement	(3)	(1)	—	2	(78)	(80)
Fair value gains (losses) on trading securities	(8)	—	—	—	—	(8)
Other income (loss)	(3)	2	—	—	—	(1)
Total revenues	147	21	1	13	(141)	41

Expenses
Loss and LAE (benefit) (3)	(75)	—	—	1	(1)	(75)
Interest expense	—	—	22	(2)	—	20
Amortization of DAC	4	—	—	—	—	4
Employee compensation and benefit expenses	34	16	7	—	—	57
Other operating expenses	21	8	5	3	—	37
Total expenses	(16)	24	34	2	(1)	43
Equity in earnings (losses) of investees	(11)	—	—	(9)	—	(20)
Less: Provision (benefit) for income taxes	(7)	—	(3)	1	(18)	(27)
Less: Noncontrolling interests	—	—	—	(6)	—	(6)
Total	$159	$(3)	$(30)	$7	$(122)	$11

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (3 of 5)
(in millions)

Components of Income for the Three Months Ended September 30, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$103	$—	$—	$(1)	$—	$102
Net investment income	69	—	1	(4)	—	66
Asset management fees	—	17	—	3	—	20
Net realized investment gains (losses)	—	—	—	—	3	3
Fair value gains (losses) on credit derivatives (2)	10	—	—	—	11	21
Fair value gains (losses) on CCS	—	—	—	—	(3)	(3)
Fair value gains (losses) on FG VIEs	—	—	—	5	—	5
Fair value gains (losses) on CIVs	—	—	—	16	—	16
Foreign exchange gains (losses) on remeasurement	—	—	—	—	(27)	(27)
Other income (loss)	8	2	—	(1)	—	9
Total revenues	190	19	1	18	(16)	212

Expenses
Loss and LAE (benefit) (3)	(78)	—	—	8	2	(68)
Interest expense	—	—	25	(2)	—	23
Loss on extinguishment of debt	—	—	175	—	—	175
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	35	19	5	—	—	59
Other operating expenses	18	10	6	4	—	38
Total expenses	(22)	29	211	10	2	230
Equity in earnings (losses) of investees	33	—	1	(11)	—	23
Less: Provision (benefit) for income taxes	31	(3)	(40)	(2)	(1)	(15)
Less: Noncontrolling interests	—	—	—	3	—	3
Total	$214	$(7)	$(169)	$(4)	$(17)	$17

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (4 of 5)
(in millions)

Components of Income for the Nine Months Ended September 30, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$388	$—	$—	$(3)	$—	$385
Net investment income	198	—	3	(10)	—	191
Asset management fees	—	86	—	(15)	—	71
Net realized investment gains (losses)	—	—	—	—	(39)	(39)
Fair value gains (losses) on credit derivatives (2)	9	—	—	—	(51)	(42)
Fair value gains (losses) on CCS	—	—	—	—	12	12
Fair value gains (losses) on FG VIEs	—	—	—	27	—	27
Fair value gains (losses) on CIVs	—	—	—	25	—	25
Foreign exchange gains (losses) on remeasurement	(7)	(1)	—	7	(180)	(181)
Fair value gains (losses) on trading securities	(30)	—	—	—	—	(30)
Other income (loss)	6	3	—	3	—	12
Total revenues	564	88	3	34	(258)	431

Expenses
Loss and LAE (benefit)(3)	(32)	—	—	8	(5)	(29)
Interest expense	1	—	66	(7)	—	60
Amortization of DAC	11	—	—	—	—	11
Employee compensation and benefit expenses	107	62	20	—	—	189
Other operating expenses	60	29	18	13	—	120
Total expenses	147	91	104	14	(5)	351
Equity in earnings (losses) of investees	(46)	—	—	15	—	(31)
Less: Provision (benefit) for income taxes	24	—	(3)	3	(30)	(6)
Less: Noncontrolling interests	—	—	—	25	—	25
Total	$347	$(3)	$(98)	$7	$(223)	$30

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (5 of 5)
(in millions)

Components of Income for the Nine Months Ended September 30, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$310	$—	$—	$(3)	$—	$307
Net investment income	213	—	1	(10)	—	204
Asset management fees	—	56	—	9	—	65
Net realized investment gains (losses)	—	—	—	—	4	4
Fair value gains (losses) on credit derivatives (2)	17	—	—	—	(48)	(31)
Fair value gains (losses) on CCS	—	—	—	—	(28)	(28)
Fair value gains (losses) on FG VIEs	—	—	—	18	—	18
Fair value gains (losses) on CIVs	—	—	—	53	—	53
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	(21)	(22)
Other income (loss)	12	4	—	(1)	—	15
Total revenues	551	60	1	66	(93)	585

Expenses
Loss and LAE (benefit)(3)	(60)	—	—	13	(7)	(54)
Interest expense	—	—	74	(7)	—	67
Loss on extinguishment of debt	—	—	175	—	—	175
Amortization of DAC	10	—	—	—	—	10
Employee compensation and benefit expenses	105	53	15	—	—	173
Other operating expenses	76	29	15	15	—	135
Total expenses	131	82	279	21	(7)	506
Equity in earnings (losses) of investees	100	—	1	(35)	—	66
Less: Provision (benefit) for income taxes	75	(6)	(45)	(1)	(15)	8
Less: Noncontrolling interests	—	—	—	11	—	11
Total	$445	$(16)	$(232)	$—	$(71)	$126

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net income (loss) attributable to AGL	$11	$17	$30	$126
Less pre-tax adjustments:
Realized gains (losses) on investments	(14)	3	(39)	4
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(49)	9	(46)	(41)
Fair value gains (losses) on CCS	1	(3)	12	(28)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(78)	(27)	(180)	(21)
Total pre-tax adjustments	(140)	(18)	(253)	(86)
Less tax effect on pre-tax adjustments	18	1	30	15
Adjusted operating income (loss)	$133	$34	$253	$197

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$7	$(4)	$7	$—

Per diluted share:
Net income (loss) attributable to AGL	$0.18	$0.22	$0.46	$1.66
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.22)	0.04	(0.59)	0.05
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.78)	0.12	(0.71)	(0.54)
Fair value gains (losses) on CCS	0.02	(0.05)	0.18	(0.37)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(1.25)	(0.36)	(2.77)	(0.28)
Total pre-tax adjustments	(2.23)	(0.25)	(3.89)	(1.14)
Less tax effect on pre-tax adjustments	0.30	0.02	0.47	0.20
Adjusted operating income (loss)	$2.11	$0.45	$3.88	$2.60

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$0.12	$(0.06)	$0.11	$—

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	September 30,	June 30,	December 31,	September 30,	June 30	December 31,
	2022	2022	2021	2021	2021	2020
Shareholders’ equity attributable to AGL	$4,929	$5,304	$6,292	$6,300	$6,503	$6,643
Adjusted operating shareholders’ equity	5,575	5,634	5,991	5,906	6,063	6,087
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders' equity	27	26	32	—	3	2

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2022	2021	2022	2021
Net income (loss) attributable to AGL			$11	$17	$30	$126
Adjusted operating income (loss)			133	34	253	197

Average shareholders’ equity attributable to AGL			$5,117	$6,402	$5,611	$6,472
Average adjusted operating shareholders’ equity			5,605	5,985	5,783	5,997
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders' equity			27	2	30	1

GAAP ROE (1)			0.9%	1.0%	0.7%	2.6%
Adjusted operating ROE (1)			9.5%	2.2%	5.8%	4.4%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2022	2022	2021	2021	2021	2020
Reconciliation of shareholders’ equity attributable to AGL to adjusted book value:
Shareholders’ equity attributable to AGL	$4,929	$5,304	$6,292	$6,300	$6,503	$6,643
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(101)	(51)	(54)	(32)	(41)	9
Fair value gains (losses) on CCS	35	34	23	24	27	52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(672)	(359)	404	492	552	611
Less taxes	92	46	(72)	(90)	(98)	(116)
Adjusted operating shareholders' equity	5,575	5,634	5,991	5,906	6,063	6,087
Pre-tax reconciling items:
Less: Deferred acquisition costs	142	139	131	129	126	119
Plus: Net present value of estimated net future revenue	159	161	160	164	178	182
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,373	3,366	3,402	3,383	3,354	3,355
Plus taxes	(594)	(594)	(599)	(597)	(596)	(597)
Adjusted book value	$8,371	$8,428	$8,823	$8,727	$8,873	$8,908

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $(6), $(6), $(5), $1, $(1) and $-)	$27	$26	$32	$—	$3	$2
Adjusted book value (net of tax (provision) benefit of $(4), $(3), $(3), $3, $2 and $2)	$16	$18	$23	$(9)	$(6)	$(8)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of September 30, 2022
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)(7)	$3,264	$(13)	3.45%	3.16%	$3,101	$113
U.S. government and agencies	122	—	2.03	1.74	115	3
Corporate securities	2,405	(4)	2.63	2.31	2,000	63
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	432	(19)	5.10	4.24	361	22
Commercial mortgage-backed securities	291	—	3.48	3.04	280	10
Asset-backed securities (ABS)
CLOs	445	—	4.58	3.62	414	20
Other ABS (4)	425	(21)	3.26	2.63	420	14
Non-U.S. government securities	122	—	1.00	0.98	89	1
Total fixed maturity securities, available-for-sale	7,506	(57)	3.28	2.88	6,780	246
Short-term investments	1,177	—	2.40	1.93	1,177	28
Cash (5)	131	—	—	—	131	—
Total	$8,814	$(57)	3.16%	2.75%	$8,088	$274

Fixed maturity securities, trading (8)					$393

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$115	1.7%
AAA/Aaa	1,000	14.8
AA/Aa	2,493	36.8
A/A	1,696	25.0
BBB	786	11.6
BIG	566	8.3
Not rated (7)	124	1.8
Total fixed maturity securities, available-for-sale	$6,780	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		3.5

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A.
3)    Includes fair value of $166 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's or S&P classifications except for purchased securities that it has insured, and for which it had expected losses to be paid (loss mitigation securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities for which internal ratings are used total $856 million in par with carrying value of $566 million and are included in the BIG category.
7)    Includes $64 million of new recovery bonds received in connection with the consummation of the each of the March Puerto Rico Resolutions (see page 34).
8)    Represents contingent value instruments received in connection with the consummation of the March Puerto Rico Resolutions and pursuant to the GO/PBA Plan and the terms of the HTA PSA (see page 34). These securities are not rated.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of September 30, 2022

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,718	$62	$—	$6,780
Fixed-maturity securities, trading	393	—	—	393

Short-term investments	1,032	135	10	1,177
Cash	76	10	45	131
Total short-term investments and cash	1,108	145	55	1,308
Other invested assets
AssuredIM Funds (3)
CLOs	279	—	(279)	—
Municipal bonds	104	—	(104)	—
Healthcare	86	—	(86)	—
Asset-based	105	—	(105)	—
Equity method investments-AssuredIM Funds	574	—	(574)	—
Other	118	10	2	130
Other invested assets	692	10	(572)	130
Total investment portfolio and cash	$8,911	$217	$(517)	$8,611
CIVs
Assets of CIVs	$—	$—	$5,336	$5,336
Liabilities of CIVs	—	—	(4,447)	(4,447)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(224)	(224)
Total CIVs	$—	$—	$644	$644

Investment Portfolio, Cash and CIVs as of December 31, 2021

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$8,106	$96	$—	$8,202

Short-term investments	859	355	11	1,225
Cash	71	—	49	120
Total short-term investments and cash	930	355	60	1,345
Other invested assets
AssuredIM Funds
CLOs	228	—	(228)	—
Municipal bonds	107	—	(107)	—
Healthcare	115	—	(115)	—
Asset-based	93	—	(93)	—
Equity method investments-AssuredIM Funds	543	—	(543)	—
Other	167	8	6	181
Other invested assets	710	8	(537)	181
Total investment portfolio and cash	$9,746	$459	$(477)	$9,728
CIVs
Assets of CIVs	$—	$—	$5,271	$5,271
Liabilities of CIVs	—	—	(4,436)	(4,436)
Redeemable noncontrolling interests	—	—	(22)	(22)
Nonredeemable noncontrolling interests	—	—	(186)	(186)
Total CIVs	$—	$—	$627	$627

1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc..
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (1 of 2)
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended September 30, 2022 and September 30, 2021

	Three Months Ended September 30, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$69	$—	$1	$(3)	$67

Fair value gains (losses) on trading securities	$(8)	$—	$—	$—	$(8)

Equity in earnings (losses) of investees
AssuredIM Funds	$9	$—	$—	$(9)	$—
Other	(20)	—	—	—	(20)
Equity in earnings (losses) of investees	$(11)	$—	$—	$(9)	$(20)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$8	$8
Noncontrolling interests	—	—	—	6	6
Total CIVs	$—	$—	$—	$14	$14

	Three Months Ended September 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$69	$—	$1	$(4)	$66

Equity in earnings (losses) of investees
AssuredIM Funds	$23	$—	$—	$(11)	$12
Other	10	—	1	—	11
Equity in earnings (losses) of investees	$33	$—	$1	$(11)	$23

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$16	$16
Noncontrolling interests	—	—	—	(3)	(3)
Total CIVs	$—	$—	$—	$13	$13

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (2 of 2)
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Nine Months Ended September 30, 2022 and September 30, 2021

	Nine Months Ended September 31, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$198	$—	$3	$(10)	$191

Fair value gains (losses) on trading securities	$(30)	$—	$—	$—	$(30)

Equity in earnings (losses) of investees
AssuredIM Funds	$(13)	$—	$—	$15	$2
Other	(33)	—	—	—	(33)
Equity in earnings (losses) of investees	$(46)	$—	$—	$15	$(31)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$25	$25
Noncontrolling interests	—	—	—	(25)	(25)
Total CIVs	$—	$—	$—	$—	$—

	Nine Months Ended September 31, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$213	$—	$1	$(10)	$204

Equity in earnings (losses) of investees
AssuredIM Funds	$70	$—	$—	$(35)	$35
Other	30	—	1	—	31
Equity in earnings (losses) of investees	$100	$—	$1	$(35)	$66

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$53	$53
Noncontrolling interests	—	—	—	(11)	(11)
Total CIVs	$—	$—	$—	$42	$42

Assured Guaranty Ltd.
Equity Method Alternative Investments in the Insurance Segment
(dollars in millions)

	Carrying Value		Equity in Earnings
	September 30, 2022	December 31, 2021	Third Quarter 2022	Nine Months 2022	Inception-to-Date

AssuredIM Funds(1)
Strategy:
CLOs	$279	$228	$6	$(10)	$31
Municipal bonds	104	107	—	(4)	4
Healthcare(3)	86	115	3	(6)	43
Asset-based(3)	105	93	—	7	29
AssuredIM Funds (2)	574	543	9	(13)	107
Other alternative investments(3)	113	161	(20)	(33)	55
Total	$687	$704	$(11)	$(46)	$162

1)    Eliminated in consolidation at the AGL level, reported in equity in earnings at AG Asset Strategies LLC (AGAS), which is owned 65% by Assured Guaranty Municipal Corp. (AGM) and 35% by Assured Guaranty Corp. (AGC). AGAS is consolidated in AGM's consolidated financial statements.
2)    The inception-to-date annualized internal rate of return (IRR) is 10.3%, the year to date return was a negative 2.3% and the quarter to date return was 1.5%. For AssuredIM Funds, the returns represent IRR based on mark-to-market gains (losses). The inception-to-date IRRs are annualized; the quarterly and year-to-date returns are not annualized.
3)    Includes funds and investments reported on a lag. Excludes equity method investment in the Corporate division of $7 million and $8 million as of September 30, 2022 and December 31, 2021, respectively.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Segment revenues
Net earned premiums and credit derivative revenues	$92	$114	$397	$327
Net investment income	69	69	198	213
Fair value gains (losses) on trading securities	(8)	—	(30)	—
Foreign exchange gains (losses) on remeasurement and other income (loss)	(6)	7	(1)	11
Total segment revenues	147	190	564	551

Segment expenses
Loss expense (benefit)	(75)	(78)	(32)	(60)
Interest expense	—	—	1	—
Amortization of DAC	4	3	11	10
Employee compensation and benefit expenses	34	35	107	105
Write-off of Municipal Assurance Corp. (MAC) insurance licenses	—	—	—	16
Other operating expenses	21	18	60	60
Total segment expenses	(16)	(22)	147	131
Equity in earnings (losses) of investees	(11)	33	(46)	100
Segment adjusted operating income (loss) before income taxes	152	245	371	520
Less: Provision (benefit) for income taxes	(7)	31	24	75
Segment adjusted operating income (loss)	$159	$214	$347	$445

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2022
	AGM	AGC	AG Re(6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,660	$1,964	$721	$(215)	$5,130
Contingency reserve	915	348	—	—	1,263
Qualified statutory capital	3,575	2,312	721	(215)	6,393
Unearned premium reserve and net deferred ceding commission income(1)	2,102	323	541	(72)	2,894
Loss and LAE reserves (1)	—	75	148	—	223
Total policyholders' surplus and reserves	5,677	2,710	1,410	(287)	9,510
Present value of installment premium	439	174	229	—	842
CCS	200	200	—	—	400
Total claims-paying resources	$6,316	$3,084	$1,639	$(287)	$10,752

Statutory net exposure (1)(3)(7)	$150,163	$20,010	$55,471	$(570)	$225,074
Net debt service outstanding (1)(3)(7)	$239,376	$31,220	$85,051	$(1,187)	$354,460

Ratios:
Net exposure to qualified statutory capital	42:1	9:1	77:1		35:1
Capital ratio (4)	67:1	14:1	118:1		55:1
Financial resources ratio (5)	38:1	10:1	52:1		33:1
Statutory net exposure to claims-paying resources	24:1	6:1	34:1		21:1

1)    The numbers shown for AGM have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,169 million of specialty insurance and reinsurance exposure.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory-basis, except for contingency reserves.
7)    Includes a guarantee of rental income cash flows, written by Assured Guaranty Overseas Ltd. with maximum potential exposure of $232 million.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended September 30, 2022 and September 30, 2021

	Three Months Ended					Three Months Ended
	September 30, 2022					September 30, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$54	$44	$(2)	$(2)	$94	$52	$21	$29	$4	$106
Less: Installment GWP and other GAAP adjustments (1)	—	44	(3)	(2)	39	(1)	22	27	4	52
Upfront GWP	54	—	1	—	55	53	(1)	2	—	54
Plus: Installment premiums and other(2)	3	37	—	—	40	2	18	19	3	42
Total PVP	$57	$37	$1	$—	$95	$55	$17	$21	$3	$96

Gross par written	$3,622	194	30	—	$3,846	$7,703	156	436	266	$8,561

Reconciliation of GWP to PVP for the Nine Months Ended September 30, 2022 and September 30, 2021

	Nine Months Ended					Nine Months Ended
	September 30, 2022					September 30, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$160	$66	$4	$(1)	$229	$160	$70	$43	$4	$277
Less: Installment GWP and other GAAP adjustments (1)	—	66	1	(1)	66	33	49	39	4	125
Upfront GWP	160	—	3	—	163	127	21	4	—	152
Plus: Installment premiums and other(2)	3	67	—	7	77	38	42	28	3	111
Total PVP	$163	$67	$3	$7	$240	$165	$63	$32	$3	$263

Gross par written	$13,982	624	106	300	$15,012	$17,846	1,117	941	266	$20,170

(1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written (1 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended September 30,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$1,482	A-	$2,405	A-
Transportation	742	BBB+	1,460	A
Municipal utilities	394	A-	1,527	A-
Tax backed	589	A-	1,337	BBB+
Healthcare	225	A-	332	BBB+
Higher education	125	A	642	A
Infrastructure finance	65	A	—	—
Total U.S. public finance	3,622	A-	7,703	A-
Non-U.S. public finance:
Regulated Utilities	194	BBB	—	—
Infrastructure finance	—	—	156	BBB+
Total non-U.S. public finance	194	BBB	156	BBB+
Total public finance	3,816	A-	7,859	A-

U.S. structured finance:
Commercial mortgage-backed securities	13	A	—	—
Structured credit	17	BBB	—	—
Insurance securitizations	—	—	395	AA-
Other structured finance	—	—	41	A-
Total U.S. structured finance	30	BBB+	436	AA-
Non-U.S. structured finance:
Pooled corporate obligations	—	—	266	AA-
Total non-U.S. structured finance	—	—	266	AA-
Total structured finance	30	BBB+	702	AA-

Total gross par written	$3,846	A-	$8,561	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
Gross Par Written (2 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Nine Months Ended September 30,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$4,864	A	$6,675	A-
Transportation	2,975	BBB+	2,451	A
Municipal utilities	2,260	A	2,324	BBB+
Tax backed	1,805	A-	3,301	A-
Healthcare	1,586	BBB+	1,077	BBB+
Higher education	368	A-	1,203	A-
Infrastructure finance	124	BBB+	752	BBB+
Housing revenue	—	—	44	BBB-
Other U.S. public finance	—	—	19	A
Total U.S. public finance	13,982	A-	17,846	A-
Non-U.S. public finance:
Regulated utilities	417	BBB	—	—
Infrastructure finance	207	BBB-	858	BBB
Renewable energy	—	—	153	BBB+
Sovereign and sub-sovereign	—	—	106	A
Total non-U.S. public finance	624	BBB	1,117	BBB+
Total public finance	14,606	A-	18,963	A-

U.S. structured finance:
Commercial mortgage-backed securities	13	A	37	A
Structured credit	17	BBB	—	—
Insurance securitizations	—	—	848	A+
Other structured finance	76	A-	56	A-
Total U.S. structured finance	106	A-	941	A+
Non-U.S. structured finance:
Commercial receivables	257	AA	—	—
Pooled corporate obligations	—	—	266	AA-
Other structured finance	43	A	—	—
Total non-U.S. structured finance	300	AA	266	AA-
Total structured finance	406	AA-	1,207	A+

Total gross par written	$15,012	A-	$20,170	A-

1)    Represent guarantees of rental income cash flows.

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22	2Q-22	3Q-22	2022	2021
PVP:
Public finance - U.S.	$81	$29	$55	$70	$49	$57	$57	$163	$165
Public finance - non-U.S.	3	43	17	16	12	18	37	67	63
Structured finance - U.S.	2	9	21	10	2	—	1	3	32
Structured finance - non-U.S.	—	—	3	2	6	1	—	7	3
Total PVP (1)	$86	$81	$96	$98	$69	$76	$95	$240	$263

Reconciliation of GWP to PVP:

Total GWP	$87	$84	$106	$100	$70	$65	$94	$229	$277
Less: Installment GWP and other GAAP adjustments	38	35	52	33	19	8	39	66	125
Upfront GWP	49	49	54	67	51	57	55	163	152
Plus: Installment premiums and other(2)	37	32	42	31	18	19	40	77	111
Total PVP	$86	$81	$96	$98	$69	$76	$95	$240	$263

Gross par written:
Public finance - U.S.	$5,427	$4,716	$7,703	$5,947	$3,931	$6,429	$3,622	$13,982	$17,846
Public finance - non-U.S.	—	961	156	—	223	207	194	624	1,117
Structured finance - U.S.	45	460	436	375	60	16	30	106	941
Structured finance - non-U.S. (1)	—	—	266	164	257	43	—	300	266
Total	$5,472	$6,137	$8,561	$6,486	$4,471	$6,695	$3,846	$15,012	$20,170

1)    First quarter 2022 PVP and gross par written includes the present value (PV) of future premiums and total exposure, respectively, associated with a financial guarantee written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization(1)	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2022 3Q (as of September 30)		$356,701
2022 4Q	$5,363	351,338	$71	$5	$1	$2
2023	18,868	332,470	271	19	3	9
2024	18,374	314,096	256	18	3	8
2025	19,504	294,592	240	17	3	8
2026	18,666	275,926	224	15	2	7

2022-2026	80,775	275,926	1,062	74	12	34
2027-2031	81,171	194,755	927	63	12	32
2032-2036	68,076	126,679	650	42	11	25
2037-2041	50,361	76,318	396	27	2	17
After 2041	76,318	—	555	42	—	13
Total	$356,701		$3,590	$248	$37	$121

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve(4).

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,590	$36
Specialty	10	—
Net deferred premium revenue	3,600	36
Contra-paid	(18)	(4)
Net unearned premium reserve	$3,582	$32

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2022. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See also page 28, for ‘‘Net Expected Loss to be Expensed.’’
3)     Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended September 30, 2022

	Net Expected Loss to be Paid (Recovered) as of June 30, 2022	Economic Loss Development (Benefit) During 3Q-22	Net (Paid) Recovered Losses During 3Q-22	Net Expected Loss to be Paid (Recovered) as of September 30, 2022
Public Finance:
U.S. public finance	$210	$24	$392	$626
Non-U.S public finance	7	(2)	1	6
Public Finance	217	22	393	632

Structured Finance:
U.S. RMBS	179	(95)	(32)	52
Other structured finance	46	1	(4)	43
Structured Finance	225	(94)	(36)	95
Total	$442	$(72)	$357	$727

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Nine Months Ended September 30, 2022

	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Economic Loss Development (Benefit) During 2022	Net (Paid) Recovered Losses During 2022	Net Expected Loss to be Paid (Recovered) as of September 30, 2022
Public Finance:
U.S. public finance	$197	$(16)	$445	$626
Non-U.S public finance	12	(6)	—	6
Public Finance	209	(22)	445	632

Structured Finance:
U.S. RMBS	$150	$(127)	$29	$52
Other structured finance	52	1	(10)	43
Structured Finance	202	(126)	19	95
Total	$411	$(148)	$464	$727

1)    Includes net expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of September 30, 2022
(dollars in millions)

		Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$4,187	$1	$1	$4	$67	$67	$70
Non-U.S public finance	462	—	—	—	—	—	—
Public finance	4,649	1	1	4	67	67	70
Structured finance:
U.S. RMBS	1,029	(78)	(78)	(82)	(97)	(93)	(104)
Other structured finance	107	2	3	3	1	2	2
Structured finance	1,136	(76)	(75)	(79)	(96)	(91)	(102)
Total	$5,785	$(75)	$(74)	$(75)	$(29)	$(24)	$(32)

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of September 30, 2022
(dollars in millions)

GAAP

2022 4Q	$3
2023	16
2024	17
2025	16
2026	20
2022-2026	72
2027-2031	75
2032-2036	51
2037-2041	11
After 2041	9
Total expected present value of net expected loss to be expensed(2)	218
Future accretion	163
Total expected future loss and LAE	$381

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 2.98% to 4.18% for U.S. dollar denominated obligations.
2)     Excludes $23 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of September 30, 2022		As of December 31, 2021
	Net Par Outstanding	Average Internal Rating	Net Par Outstanding	Average Internal Rating
U.S. public finance:
General obligation	$71,751	A-	$72,896	A-
Tax backed	34,265	A-	35,726	A-
Municipal utilities	26,059	A-	25,556	A-
Transportation	19,204	BBB+	17,241	BBB+
Healthcare	10,747	BBB+	9,588	BBB+
Higher education	6,888	A-	6,927	A-
Infrastructure finance	6,391	A-	6,329	A-
Housing revenue	966	BBB-	1,000	BBB-
Investor-owned utilities	333	A-	611	A-
Renewable energy	183	A-	193	A-
Other public finance	1,055	BBB	1,152	A-
Total U.S. public finance	177,842	A-	177,219	A-
Non-U.S public finance:
Regulated utilities	16,340	BBB+	18,814	BBB+
Infrastructure finance	12,616	BBB	16,475	BBB
Sovereign and sub-sovereign	9,082	A+	10,886	A+
Renewable energy	2,022	A-	2,398	A-
Pooled infrastructure	1,003	AAA	1,372	AAA
Total non-U.S. public finance	41,063	BBB+	49,945	BBB+
Total public finance	$218,905	A-	227,164	A-

U.S. structured finance:
Life insurance transactions	$3,272	AA-	3,431	AA-
RMBS	2,006	BBB-	2,391	BB+
Pooled corporate obligations	498	AA+	534	AA+
Financial products	470	AA-	770	AA-
Consumer receivables	470	A+	583	A+
Other structured finance	733	BBB+	665	BBB+
Total U.S. structured finance	7,449	A	8,374	A
Non-U.S. structured finance:
Pooled corporate obligations	304	AAA	351	AAA
RMBS	248	A-	325	A
Other structured finance	165	AA+	178	AA
Total non-U.S structured finance	717	AA	854	AA
Total structured finance	$8,166	A	9,228	A

Total	$227,071	A-	$236,392	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of September 30, 2022
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$259	0.1%	$1,879	4.6%	$794	10.7%	$432	60.3%	$3,364	1.5%
AA	16,451	9.3	3,454	8.4	4,522	60.7	11	1.5	24,438	10.8
A	96,052	54.0	8,491	20.7	510	6.8	170	23.7	105,223	46.3
BBB	60,893	34.2	26,777	65.2	487	6.5	104	14.5	88,261	38.9
BIG	4,187	2.4	462	1.1	1,136	15.3	—	—	5,785	2.5
Net Par Outstanding (1)	$177,842	100.0%	$41,063	100.0%	$7,449	100.0%	$717	100.0%	$227,071	100.0%

1)    As of September 30, 2022, the Company excluded $1.3 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of September 30, 2022
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$36,075	15.9%
Texas	18,041	7.9
New York	15,721	6.9
Pennsylvania	15,608	6.9
Illinois	12,770	5.6
New Jersey	9,809	4.3
Florida	7,514	3.3
Louisiana	5,037	2.2
Michigan	5,009	2.2
Alabama	3,842	1.7
Other	48,416	21.3
Total U.S. public finance	177,842	78.2
U.S. structured finance	7,449	3.3
Total U.S.	185,291	81.5

Non-U.S.:
United Kingdom	31,891	14.0
Canada	1,719	0.8
Spain	1,477	0.7
Australia	1,415	0.6
France	1,303	0.6
Other	3,975	1.8
Total non-U.S.	41,780	18.5

Total net par outstanding	$227,071	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of September 30, 2022
(dollars in millions)

	As of September 30, 2022		As of December 31, 2021
	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure
Life insurance transactions (1)	$1,301	$969	$1,250	$871
Aircraft residual value insurance policies (2)	355	200	355	200
Total	$1,656	$1,169	$1,605	$1,071

1)    The life insurance transactions net exposure is projected to reach $1.1 billion by June 30, 2024.
2)    As of both September 30, 2022 and December 31, 2021, gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance was BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance		Structured Finance
	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2022 3Q (as of September 30)		$218,905						$8,166
2022 4Q	$2,248	216,657	$8	$101	$(6)	$17	$120	8,046
2023	8,611	208,046	31	349	8	259	647	7,399
2024	8,993	199,053	80	294	10	171	555	6,844
2025	10,662	188,391	36	245	30	149	460	6,384
2026	10,245	178,146	107	174	38	207	526	5,858

2022-2026	40,759	178,146	262	1,163	80	803	2,308	5,858
2027-2031	45,464	132,682	364	414	254	1,368	2,400	3,458
2032-2036	43,099	89,583	68	204	116	1,336	1,724	1,734
2037-2041	34,013	55,570	108	219	19	867	1,213	521
After 2041	55,570	—	—	6	1	514	521	—
Total	$218,905		$802	$2,006	$470	$4,888	$8,166

Net par outstanding (end of period)

	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22	2Q-22	3Q-22
Public finance - U.S.	$172,941	$173,667	$175,952	$177,219	$175,957	$179,648	$177,842
Public finance - non-U.S.	52,099	51,966	50,305	49,945	48,506	44,447	41,063
Structured finance - U.S.	8,678	8,568	8,677	8,374	8,101	7,935	7,449
Structured finance - non-U.S.	552	535	734	854	815	782	717
Net par outstanding	$234,270	$234,736	$235,668	$236,392	$233,379	$232,812	$227,071

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2022
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$2,088	$2,071	$2,944	$2,924

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - General Obligation (GO) (2)	$—	$19	$6	$—	$25	$25
Puerto Rico Public Buildings Authority (PBA) (2)	1	4	—	(1)	4	4
Subtotal - GO/PBA Plan	1	23	6	(1)	29	29

Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (4)	222	453	175	(79)	771	771
PRHTA (Highway revenue) (4)	344	51	23	—	418	418
Subtotal - HTA PSA	566	504	198	(79)	1,189	1,189

Subtotal Subject to a Plan or Support Agreement	567	527	204	(80)	1,218	1,218

Other Puerto Rico Exposures
Puerto Rico Electric Power Authority (PREPA)	446	69	205	—	720	730
Puerto Rico Municipal Finance Agency (MFA) (3)	101	6	24	—	131	138
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR) (3)	—	2	—	—	2	2
Subtotal Other Puerto Rico Exposures	547	77	229	—	853	870

Total exposure to Puerto Rico	$1,114	$604	$433	$(80)	$2,071	$2,088

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    On March 15, 2022, the Modified Eighth Amended Title III Joint Plan of Adjustment, confirmed on January 18, 2022, was consummated (March Puerto Rico Resolutions), pursuant to which the Company, among other things, fully paid claims on all of its directly insured Puerto Rico GO bonds, other than certain GO bonds whose holders made certain elections. On the same date and pursuant to the same Plan of Adjustment, the Company fully paid claims on all of its directly insured PBA bonds, other than certain PBA bonds whose holders made certain elections.
3)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.
4)    On October 12, 2022, the United States District Court of the District of Puerto Rico (Federal District Court of Puerto Rico), acting under Title III of the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA), entered an order and judgment confirming the amended plan of adjustment for the Puerto Rico Highways and Transportation Authority (PRHTA) filed by the financial oversight and management board (FOMB) with the Federal District Court of Puerto Rico on September 6, 2022 (HTA Plan). The HTA Plan restructures approximately $6.4 billion of debt (including the PRHTA bonds insured by the Company), and the Company believes its terms are consistent with the terms of the settlement embodied in the PRHTA plan support agreement entered into on May 5, 2021, by AGM and AGC and certain other stakeholders, the Commonwealth, and the FOMB (the HTA PSA). The HTA Plan, similar to the GO/PBA Plan, provides an option for certain bondholders to elect to receive custody receipts that represent an interest in the legacy insurance policy plus Toll Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2022
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2022 (4Q)	2023 (1Q)	2023 (2Q)	2023 (3Q)	2023 (4Q)	2024	2025	2026	2027	2028	2029	2030	2031	2032 - 2036	2037 - 2041	2042	Total
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO	$—	$—	$—	$—	$—	$—	$—	$2	$4	$—	$19	$—	$—	$—	$—	$—	$25
PBA	—	—	—	2	—	—	2	—	—	—	—	—	—	—	—	—	4
Subtotal - GO/PBA Plan	—	—	—	2	—	—	2	2	4	—	19	—	—	—	—	—	29
PRHTA (Transportation revenue)	—	—	—	34	—	4	29	24	29	34	49	31	21	310	201	5	771
PRHTA (Highway revenue)	—	—	—	32	—	33	34	1	—	10	13	16	39	240	—	—	418
Subtotal - HTA PSA	—	—	—	66	—	37	63	25	29	44	62	47	60	550	201	5	1,189
Subtotal Subject to a Plan or Support Agreement	—	—	—	68	—	37	65	27	33	44	81	47	60	550	201	5	1,218

Other Puerto Rico Exposures
PREPA	—	—	—	95	—	93	68	106	105	69	39	44	75	26	—	—	720
MFA	—	—	—	18	—	18	18	37	15	12	7	6	—	—	—	—	131
PRASA and U of PR	—	—	—	—	—	1	—	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	—	—	—	113	—	112	86	143	120	81	46	50	75	27	—	—	853

Total	$—	$—	$—	$181	$—	$149	$151	$170	$153	$125	$127	$97	$135	$577	$201	$5	$2,071

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2022
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2022 (4Q)	2023 (1Q)	2023 (2Q)	2023 (3Q)	2023 (4Q)	2024	2025	2026	2027	2028	2029	2030	2031	2032 - 2036	2037 - 2041	2042	Total
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO	$—	$1	$—	$1	$—	$1	$1	$3	$6	$1	$20	$—	$—	$—	$—	$—	$34
PBA	—	—	—	3	—	—	2	—	—	—	—	—	—	—	—	—	5
Subtotal - GO/PBA Plan	—	1	—	4	—	1	3	3	6	1	20	—	—	—	—	—	39
PRHTA (Transportation revenue)	—	20	—	53	—	42	67	61	64	67	81	61	49	423	237	5	1,230
PRHTA (Highway revenue)	—	11	—	43	—	53	52	18	17	27	29	32	54	279	—	—	615
Subtotal - HTA PSA	—	31	—	96	—	95	119	79	81	94	110	93	103	702	237	5	1,845
Subtotal Subject to a Plan or Support Agreement	—	32	—	100	—	96	122	82	87	95	130	93	103	702	237	5	1,884

Other Puerto Rico Exposures
PREPA	3	14	2	109	3	122	92	126	122	80	47	51	81	29	—	—	881
MFA	—	3	—	21	—	24	23	41	17	14	8	6	—	—	—	—	157
PRASA and U of PR	—	—	—	—	—	1	—	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	3	17	2	130	3	147	115	167	139	94	55	57	81	30	—	—	1,040

Total	$3	$49	$2	$230	$3	$243	$237	$249	$226	$189	$185	$150	$184	$732	$237	$5	$2,924

Assured Guaranty Ltd.
U.S. RMBS Profile
As of September 30, 2022
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$3	$70	$10	$384	$2	$469
AA	8	78	7	143	120	356
A	3	—	—	8	80	91
BBB	5	—	—	38	18	61
BIG	40	211	16	645	117	1,029
Total exposures	$59	$359	$33	$1,218	$337	$2,006

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$10	$9	$—	$354	$15	$388
2005	23	125	16	186	56	406
2006	26	26	1	46	112	211
2007	—	199	16	600	154	969
2008	—	—	—	32	—	32
Total exposures	$59	$359	$33	$1,218	$337	$2,006

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding, internal ratings and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2022
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$606	75.7%	41.9%	52.9%
AA	71	8.9	42.7	54.7
A	94	11.8	38.2	48.4
BBB	29	3.6	42.6	44.8
Total exposures	$800	100.0%	41.6%	52.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions	Average Rating
Asset class:
Trust preferred
Banks and insurance	$371	46.3%	43.7%	62.5%	12	AAA
U.S. mortgage and real estate investment trusts	86	10.8	47.4	65.4	3	A+
CLOs	343	42.9	37.8	37.8	5	AAA
Total exposures	$800	100.0%	41.6%	52.2%	20	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	September 30,	December 31,
	2022	2021
U.S. public finance:
Tax backed	$1,600	$2,327
Municipal utilities	1,031	1,069
Healthcare	832	23
General obligation	350	1,561
Transportation	109	110
Housing revenue	73	90
Infrastructure finance	46	46
Higher education	21	46
Other public finance	125	100
Total U.S. public finance	4,187	5,372
Non-U.S. public finance:
Infrastructure finance	353	470
Sovereign and sub-sovereign	90	102
Renewable energy	19	28
Total non-U.S. public finance	462	600
Total public finance	$4,649	$5,972

U.S. structured finance:
RMBS	$1,029	$1,265
Consumer receivables	62	72
Life insurance transactions	40	40
Other structured finance	5	7
Total U.S. structured finance	1,136	1,384
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$1,136	$1,384
Total BIG net par outstanding	$5,785	$7,356

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	September 30,	December 31,
	2022	2021
BIG Category 1
U.S. public finance	$2,029	$1,765
Non-U.S. public finance	425	556
U.S. structured finance	17	122
Non-U.S. structured finance	—	—
Total BIG Category 1	2,471	2,443
BIG Category 2
U.S. public finance	124	116
Non-U.S. public finance	—	—
U.S. structured finance	74	65
Non-U.S. structured finance	—	—
Total BIG Category 2	198	181
BIG Category 3
U.S. public finance	2,034	3,491
Non-U.S. public finance	37	44
U.S. structured finance	1,045	1,197
Non-U.S. structured finance	—	—
Total BIG Category 3	3,116	4,732
BIG Total	$5,785	$7,356

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of September 30, 2022
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,189	CCC
ProMedica Healthcare Obligated Group, Ohio	820	BB+
Puerto Rico Electric Power Authority	720	CCC
Illinois Sports Facilities Authority	259	BB+
Jackson Water & Sewer System, Mississippi	166	BB
Puerto Rico Municipal Finance Agency	131	CCC
Stockton City, California	96	B
Harrisburg Parking System, Pennsylvania	79	B
San Jacinto River Authority (GRP Project), Texas	65	BB+
Indiana University of Pennsylvania, Pennsylvania	58	CCC
Atlantic City, New Jersey	54	BB
Total U.S. public finance	$3,637

Non-U.S. public finance:
Road Management Services PLC (A13 Highway)	118	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	105	BB+
M6 Duna Autopalya Koncesszios Zrt.	58	BB+
Total non-U.S. public finance	$281
Total public finance	$3,918

U.S. structured finance:
RMBS:
Option One 2007-FXD2	$122	CCC	17.0%
Option One Mortgage Loan Trust 2007-HL1	99	CCC	23.4%
Argent Securities Inc. 2005-W4	93	CCC	9.7%
Nomura Asset Accept. Corp. 2007-1	66	CCC	22.8%
New Century 2005-A	59	CCC	16.6%
Total RMBS-U.S. structured finance	$439

Total non-U.S. structured finance	$—
Total structured finance	$439

Total	$4,357

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of September 30, 2022
(dollars in millions)
50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,309	BBB
New York Metropolitan Transportation Authority	1,749	A-
Pennsylvania (Commonwealth of)	1,679	A-
Metro Washington Airports Authority (Dulles Toll Road)	1,631	BBB+
Illinois (State of)	1,312	BBB-
Alameda Corridor Transportation Authority, California	1,257	BBB+
North Texas Tollway Authority	1,225	A+
Foothill/Eastern Transportation Corridor Agency, California	1,219	BBB
Puerto Rico Highways & Transportation Authority	1,189	CCC
CommonSpirit Health, Illinois	1,000	A-
San Joaquin Hills Transportation, California	989	BBB
Yankee Stadium LLC New York City Industrial Development Authority	921	BBB
San Diego Family Housing, LLC	911	AA
Philadelphia School District, Pennsylvania	892	A-
Port Authority of New York and New Jersey	848	BBB
Montefiore Medical Center, New York	839	BBB-
Great Lakes Water Authority (Sewerage), Michigan	821	A-
ProMedica Healthcare Obligated Group, Ohio	820	BB+
Dade County Seaport, Florida	810	A
Wisconsin (State of)	782	A
California (State of)	774	AA-
Metropolitan Pier and Exposition Authority, Illinois	773	BBB-
Tucson (City of), Arizona	760	A+
Jefferson County Alabama Sewer	758	BBB
Chicago Public Schools, Illinois	756	BBB-
Nassau County, New York	755	A
New York (City of), New York	750	AA-
Massachusetts (Commonwealth of) Water Resources	750	AA
Central Florida Expressway Authority, Florida	745	A+
New York Power Authority	726	AA-
Puerto Rico Electric Power Authority	720	CCC
Los Angeles Department of Airports (LAX Project), California	719	A-
Suffolk County, New York	715	BBB+
Pennsylvania Turnpike Commission	711	A-
Anaheim (City of), California	696	A-
Clark County School District, Nevada	692	BBB+
Philadelphia (City of), Pennsylvania	674	BBB+
Pittsburgh Water & Sewer, Pennsylvania	648	A-
Mets Queens Ballpark	608	BBB
North Carolina Turnpike Authority	603	BBB-
Oglethorpe Power Corporation, Georgia	575	BBB
Hayward Unified School District, California	547	A
Kansas City, Missouri	534	A
Municipal Electric Authority of Georgia	530	BBB+
LCOR Alexandria LLC	527	BBB
Regional Transportation Authority (Sales Tax), Illinois	518	AA-
Long Island Power Authority	512	A-
Massachusetts (Commonwealth of)	498	AA-
Garden State Preservation Trust, New Jersey Open Space & Farmland	497	BBB+
New Jersey Turnpike Authority	463	A
Total top 50 U.S. public finance exposures	$43,737
1) Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of September 30, 2022
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,100	AA
Private US Insurance Securitization	825	AA-
Private US Insurance Securitization	394	AA-
Private US Insurance Securitization	391	AA-
Private US Insurance Securitization	386	AA-
SLM Student Loan Trust 2007-A	228	AA
Private US Insurance Securitization	130	AA
Option One 2007-FXD2	122	CCC
CWABS 2007-4	105	A+
Option One Mortgage Loan Trust 2007-HL1	99	CCC
Argent Securities Inc. 2005-W4	93	CCC
SLM Student Loan Trust 2006-C	80	AA
Nomura Asset Accept. Corp. 2007-1	66	CCC
ALESCO Preferred Funding XIII, Ltd.	65	AAA
Private Other Structured Finance Transaction	65	A-
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Balloon Note Guarantee	60	BBB
New Century 2005-A	59	CCC
CWALT Alternative Loan Trust 2007-HY9	56	A
Private Other Structured Finance Transaction	54	A-
Alesco Preferred Funding XVI, Ltd.	52	A
Countrywide 2007-13	52	AA
Private Balloon Note Guarantee	50	A
ACE 2007-SL1	50	CCC
Preferred Term Securities XXIV, Ltd.	49	AAA
Total top 25 U.S. structured finance exposures	$4,694

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of September 30, 2022
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$1,997	BBB
Southern Gas Networks PLC	United Kingdom	1,606	BBB
Thames Water Utilities Finance Plc	United Kingdom	1,606	BBB
Quebec Province	Canada	1,499	AA-
Dwr Cymru Financing Limited	United Kingdom	1,468	A-
National Grid Gas PLC	United Kingdom	1,220	BBB+
Anglian Water Services Financing PLC	United Kingdom	1,074	A-
Channel Link Enterprises Finance PLC	France, United Kingdom	1,051	BBB
British Broadcasting Corporation (BBC)	United Kingdom	980	A+
Yorkshire Water Services Finance Plc	United Kingdom	962	BBB
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	858	AAA
Capital Hospitals (Issuer) PLC	United Kingdom	787	BBB-
Aspire Defence Finance plc	United Kingdom	669	BBB+
Verdun Participations 2 S.A.S.	France	613	BBB-
Envestra Limited	Australia	576	A-
National Grid Company plc	United Kingdom	551	BBB+
Severn Trent Water Utilities Finance Plc	United Kingdom	518	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	467	BBB-
Campania Region - Healthcare Receivable	Italy	462	BB+
Sydney Airport Finance Company	Australia	449	BBB+
Wessex Water Services Finance plc	United Kingdom	445	BBB+
United Utilities Water PLC	United Kingdom	439	BBB+
Derby Healthcare PLC	United Kingdom	422	BBB
South East Water	United Kingdom	401	BBB
Scotland Gas Networks plc	United Kingdom	400	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	399	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	393	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	390	BBB-
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	373	BBB
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	363	BBB-
International Infrastructure Pool	United Kingdom	334	AAA
International Infrastructure Pool	United Kingdom	334	AAA
International Infrastructure Pool	United Kingdom	334	AAA
Heathrow Funding Limited	United Kingdom	332	BBB
University of Essex, United Kingdom	United Kingdom	322	BBB+
Private International Sub-Sovereign Transaction	United Kingdom	315	AA-
Japan Expressway Holding and Debt Repayment Agency	Japan	305	A+
Q Energy - Phase II - Pride Investments, S.A.	Spain	292	BBB+
South Lanarkshire Schools	United Kingdom	292	BBB
Hypersol Solar Inversiones, S.A.U.	Spain	287	BBB
Private International Sub-Sovereign Transaction	United Kingdom	278	A
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	263	BBB
Northumbrian Water PLC	United Kingdom	263	BBB+
Feria Muestrario Internacional de Valencia	Spain	262	BBB-
Octagon Healthcare Funding PLC	United Kingdom	258	BBB
University of Sussex - East Slope Residencies PLC	United Kingdom	258	BBB+
Bakethin Finance Plc	United Kingdom	258	A-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	257	BBB
Private International Sub-Sovereign Transaction	United Kingdom	256	A+
Western Power Distribution (South West) PLC	United Kingdom	253	BBB+
Total top 50 non-U.S. exposures		$29,191

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Segment revenues
Management fees:
CLOs	$12	$12	$36	$36
Opportunity funds and liquid strategies	6	4	29	13
Wind-down funds	—	1	1	6
Total management fees	18	17	66	55
Performance fees	2	—	20	1
Other income (loss)	1	2	2	4
Total segment revenues	21	19	88	60

Segment expenses
Employee compensation and benefit expenses	16	19	62	53
Other operating expenses	8	10	29	29
Total segment expenses	24	29	91	82
Segment adjusted operating income (loss) before income taxes	(3)	(10)	(3)	(22)
Less: Provision (benefit) for income taxes	—	(3)	—	(6)
Segment adjusted operating income (loss)	$(3)	$(7)	$(3)	$(16)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended September 30, 2022

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, June 30, 2022	$15,176	$2,050	$372	$339	$17,937

Inflows-third party	—	1	—	—	1
Inflows-intercompany	115	—	1	—	116
Outflows:
Redemptions	—	—	—	—	—
Distributions	(154)	(47)	—	(114)	(315)
Total outflows	(154)	(47)	—	(114)	(315)
Net flows	(39)	(46)	1	(114)	(198)
Change in value	(186)	14	(6)	(17)	(195)
AUM, September 30, 2022	$14,951	$2,018	$367	$208	$17,544

Rollforward of Assets Under Management for the Nine Months Ended September 30, 2022

	CLOs	Opportunity Funds	Liquid Strategies (1)	Wind-Down Funds	Total
AUM, December 31, 2021	$14,699	$1,824	$389	$582	$17,494

Inflows-third party	1,049	292	21	—	1,362
Inflows-intercompany	165	—	105	—	270
Outflows:
Redemptions	—	—	—	—	—
Distributions	(511)	(190)	(125)	(389)	(1,215)
Total outflows	(511)	(190)	(125)	(389)	(1,215)
Net flows	703	102	1	(389)	417
Change in value	(451)	92	(23)	15	(367)
AUM, September 30, 2022	$14,951	$2,018	$367	$208	$17,544

1)    Liquid strategies inflows and outflows relate to the transfer of assets from an existing municipal bond fund to a new municipal relative value fund.

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
As of September 30, 2022:
Funded AUM (1)	$14,857	$1,304	$367	$186	$16,714
Unfunded AUM (1)	94	714	—	22	830

Fee-earning AUM (2)	$14,575	$1,766	$367	$110	$16,818
Non-fee earning AUM (2)	376	252	—	98	726

Intercompany AUM
Funded AUM	$574	$192	$346	$—	$1,112
Unfunded AUM	93	125	—	—	218

As of June 30, 2022:
Funded AUM (1)	$15,069	$1,288	$372	$317	$17,046
Unfunded AUM (1)	107	762	—	22	891

Fee-earning AUM (2)	$14,773	$1,801	$372	$202	$17,148
Non-fee earning AUM (2)	403	249	—	137	789

Intercompany AUM
Funded AUM	$562	$187	$351	$—	$1,100
Unfunded AUM	106	135	—	—	241

As of December 31, 2021:
Funded AUM	$14,575	$1,297	$389	$560	$16,821
Unfunded AUM	124	527	—	22	673

Fee-earning AUM	$14,252	$1,527	$389	$408	$16,576
Non-fee earning AUM	447	297	—	174	918

Intercompany AUM
Funded AUM	$541	$217	$368	$—	$1,126
Unfunded AUM	123	121	—	—	244

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee-earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Total revenues	$1	$1	$3	$1

Expenses
Interest expense	22	25	66	74
Loss on extinguishment of debt	—	175	—	175
Employee compensation and benefit expenses	7	5	20	15
Other operating expenses	5	6	18	15
Total expenses	34	211	104	279
Equity in earnings (losses) of investees	—	1	—	1
Adjusted operating income (loss) before income taxes	(33)	(209)	(101)	(277)
Less: Provision (benefit) for income taxes	(3)	(40)	(3)	(45)
Adjusted operating income (loss)	$(30)	$(169)	$(98)	$(232)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended September 30, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(7)	3	(4)
Fair value gains (losses) on FG VIEs	11	—	—	11
Fair value gains (losses) on CIVs	—	8	—	8
Foreign exchange gains (losses) on remeasurement	—	2	—	2
Other income (loss)	(1)	1	—	—
Total revenues	8	4	1	13
Expenses
Loss expense (benefit)	1	—	—	1
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	3	3
Total expenses	1	—	1	2
Equity in earnings (losses) of investees	—	(9)	—	(9)
Adjusted operating income (loss) before income taxes	7	(5)	—	2
Less: Provision (benefit) for income taxes	1	—	—	1
Less: Noncontrolling interests	—	(6)	—	(6)
Adjusted operating income (loss)	$6	$1	$—	$7

	Three Months Ended September 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(3)	(4)
Asset management fees	—	(2)	5	3
Fair value gains (losses) on FG VIEs	5	—	—	5
Fair value gains (losses) on CIVs	—	16	—	16
Other income (loss)	(1)	—	—	(1)
Total revenues	2	14	2	18
Expenses
Loss expense (benefit)	8	—	—	8
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	4	4
Total expenses	8	—	2	10
Equity in earnings (losses) of investees	—	(11)	—	(11)
Adjusted operating income (loss) before income taxes	(6)	3	—	(3)
Less: Provision (benefit) for income taxes	(2)	—	—	(2)
Less: Noncontrolling interests	—	3	—	3
Adjusted operating income (loss)	$(4)	$—	$—	$(4)

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Nine Months Ended September 30, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(3)	—	(7)	(10)
Asset management fees	—	(29)	14	(15)
Fair value gains (losses) on FG VIEs	27	—	—	27
Fair value gains (losses) on CIVs	—	25	—	25
Foreign exchange gains (losses) on remeasurement	—	7	—	7
Other income (loss)	(2)	5	—	3
Total revenues	19	8	7	34
Expenses
Loss expense (benefit)	8	—	—	8
Interest expense	—	—	(7)	(7)
Other operating expenses	—	(1)	14	13
Total expenses	8	(1)	7	14
Equity in earnings (losses) of investees	—	15	—	15
Adjusted operating income (loss) before income taxes	11	24	—	35
Less: Provision (benefit) for income taxes	2	1	—	3
Less: Noncontrolling interests	—	25	—	25
Adjusted operating income (loss)	$9	$(2)	$—	$7

	Nine Months Ended September 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(3)	—	(7)	(10)
Asset management fees	—	(6)	15	9
Fair value gains (losses) on FG VIEs	18	—	—	18
Fair value gains (losses) on CIVs	—	53	—	53
Other income (loss)	(1)	—	—	(1)
Total revenues	11	47	8	66
Expenses
Loss expense (benefit)	13	—	—	13
Interest expense	—	—	(7)	(7)
Other operating expenses	—	—	15	15
Total expenses	13	—	8	21
Equity in earnings (losses) of investees	—	(35)	—	(35)
Adjusted operating income (loss) before income taxes	(2)	12	—	10
Less: Provision (benefit) for income taxes	(1)	—	—	(1)
Less: Noncontrolling interests	—	11	—	11
Adjusted operating income (loss)	$(1)	$1	$—	$—

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Nine Months Ended September 30, 2022		Year Ended December 31,
			2021		2020		2019		2018
GAAP Summary Statements of Operations Data
Net earned premiums	$385		$414		$485		$476		$548
Net investment income	191		269		297		378		395
Total expenses	351		465		729		503		422
Income (loss) before income taxes	49		383		386		460		580
Net income (loss) attributable to AGL	30		389		362		402		521
Net income (loss) attributable to AGL per diluted share	0.46		5.23		4.19		4.00		4.68

GAAP Summary Balance Sheet Data
Total investments and cash	$8,611		$9,728		$10,000		$10,409		$10,977
Total assets	16,660		18,208		15,334		14,326		13,603
Unearned premium reserve	3,596		3,716		3,735		3,736		3,512
Loss and LAE reserve	882		869		1,088		1,050		1,177
Long-term debt	1,675		1,673		1,224		1,235		1,233
Shareholders’ equity attributable to AGL	4,929		6,292		6,643		6,639		6,555
Shareholders’ equity attributable to AGL per share	81.17		93.19		85.66		71.18		63.23

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$356,701		$367,360		$366,233		$374,130		$371,586
Gross debt service outstanding (end of period)	356,894		367,770		366,692		375,776		375,080
Net par outstanding (end of period)	227,071		236,392		234,153		236,807		241,802
Gross par outstanding (end of period)	227,243		236,765		234,571		238,156		244,191

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$353,059		$362,013		$360,392		$367,630		$359,499
Gross debt service outstanding (end of period)	353,252		362,423		360,852		369,251		362,974
Net par outstanding (end of period)	223,673		231,742		229,008		230,984		230,664
Gross par outstanding (end of period)	223,845		232,115		229,426		232,333		233,036

Claims-paying resources(2)
Policyholders' surplus	$5,130		$5,572		$5,077		$5,056		$5,148
Contingency reserve	1,263		1,225		1,557		1,607		1,663
Qualified statutory capital	6,393		6,797		6,634		6,663		6,811
Unearned premium reserve and net deferred ceding commission income	2,894		2,972		2,983		2,961		2,950
Loss and LAE reserves	223		167		202		529		1,023
Total policyholders' surplus and reserves	9,510		9,936		9,819		10,153		10,784
Present value of installment premium	842		883		858		804		577
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		—		—		180
Total claims-paying resources	$10,752		$11,219		$11,077		$11,357		$11,941

Ratios:
Net exposure to qualified statutory capital	35	:1	34	:1	35	:1	35	:1	34	:1
Capital ratio	55	:1	53	:1	54	:1	55	:1	53	:1
Financial resources ratio	33	:1	32	:1	33	:1	32	:1	30	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	21	:1	21	:1	20	:1	19	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$25,026		$35,572		$33,596		$28,054		$31,989
Public finance - non-U.S.	756		1,890		1,860		17,907		7,166
Structured finance - U.S.	110		1,319		508		1,704		1,191
Structured finance - non-U.S.	300		431		254		88		369
Total gross debt service written	$26,192		$39,212		$36,218		$47,753		$40,715

Net debt service written	$26,192		$39,212		$35,965		$47,731		$40,630
Net par written	15,012		26,656		23,012		24,331		24,538
Gross par written	15,012		26,656		23,265		24,353		24,624

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 20 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2022	Year Ended December 31,
		2021	2020	2019	2018
Total GWP	$229	$377	$454	$677	$612
Less: Installment GWP and other GAAP adjustments (2)	66	158	191	469	119
Upfront GWP	163	219	263	208	493
Plus: Installment premiums and other (3)	77	142	127	361	204
Total PVP	$240	$361	$390	$569	$697

PVP:
Public finance - U.S.	$163	$235	$292	$201	$402
Public finance - non-U.S.	67	79	82	308	116
Structured finance - U.S.	3	42	14	53	167
Structured finance - non-U.S.	7	5	2	7	12
Total PVP	$240	$361	$390	$569	$697

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$30	$389	$362	$402	$521
Less pre-tax adjustments:
Realized gains (losses) on investments	(39)	15	18	22	(32)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(46)	(64)	65	(10)	101
Fair value gains (losses) on CCS	12	(28)	(1)	(22)	14
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(180)	(21)	42	22	(32)
Total pre-tax adjustments	(253)	(98)	124	12	51
Less tax effect on pre-tax adjustments	30	17	(18)	(1)	(12)
Adjusted operating income (loss)	$253	$470	$256	$391	$482

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$0.46	$5.23	$4.19	$4.00	$4.68
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.59)	0.20	0.21	0.22	(0.29)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.71)	(0.85)	0.75	(0.11)	0.90
Fair value gains (losses) on CCS	0.18	(0.38)	(0.01)	(0.22)	0.13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(2.77)	(0.29)	0.49	0.21	(0.29)
Total pre-tax adjustments	(3.89)	(1.32)	1.44	0.10	0.45
Tax effect on pre-tax adjustments	0.47	0.23	(0.22)	(0.01)	(0.11)
Adjusted operating income (loss) per diluted share	$3.88	$6.32	$2.97	$3.91	$4.34

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of September 30, 2022	As of December 31,
		2021	2020	2019	2018
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$4,929	$6,292	$6,643	$6,639	$6,555
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(101)	(54)	9	(56)	(45)
Fair value gains (losses) on CCS	35	23	52	52	74
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(672)	404	611	486	247
Less taxes	92	(72)	(116)	(89)	(63)
Adjusted operating shareholders' equity	5,575	5,991	6,087	6,246	6,342
Pre-tax adjustments:
Less: Deferred acquisition costs	142	131	119	111	105
Plus: Net present value of estimated net future revenue	159	160	182	206	219
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,373	3,402	3,355	3,296	3,005
Plus taxes	(594)	(599)	(597)	(590)	(526)
Adjusted book value	$8,371	$8,823	$8,908	$9,047	$8,935

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(6), $(5), $-, $(2) and $(1))	$27	$32	$2	$7	$3
Adjusted book value (net of tax (provision) benefit of $(4), $(3), $2, $1 and $4)	$16	$23	$(8)	$(4)	$(15)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$81.17	$93.19	$85.66	$71.18	$63.23
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(1.66)	(0.80)	0.12	(0.60)	(0.44)
Fair value gains (losses) on CCS	0.58	0.34	0.66	0.56	0.72
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(11.07)	5.99	7.89	5.21	2.39
Less taxes	1.50	(1.07)	(1.50)	(0.95)	(0.61)
Adjusted operating shareholders' equity per share	91.82	88.73	78.49	66.96	61.17
Pre-tax adjustments:
Less: Deferred acquisition costs	2.33	1.95	1.54	1.19	1.01
Plus: Net present value of estimated net future revenue	2.62	2.37	2.35	2.20	2.11
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	55.54	50.40	43.27	35.34	28.98
Plus taxes	(9.78)	(8.88)	(7.70)	(6.32)	(5.07)
Adjusted book value per share	$137.87	$130.67	$114.87	$96.99	$86.18

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	0.44	$0.47	$0.03	$0.07	$0.03
Adjusted book value per share	0.27	$0.34	$(0.10)	$(0.05)	$(0.15)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021.

Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s international regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of international infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s international infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily include obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. In addition, these transactions typically benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s international renewable energy business is conducted in Spain.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH’s guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH’s leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Specialty Insurance and Reinsurance
The Company provides specialty insurance and reinsurance in transactions with similar risk profiles to its structured finance exposures written in financial guaranty form. The Company provides such specialty insurance and reinsurance, for example, for life insurance transactions and aircraft residual value insurance transactions.

AUM Definitions
The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, the Company believes that AUM is a useful metric for assessing the relative size and scope of the Company’s asset management business. The Company uses measures of its AUM in its decision-making process and uses a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM’s CLOs, including CLO Equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in second quarter 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices; and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the Securities and Exchange Commission (SEC) report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO Equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners’ investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company’s wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance fees earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include:
•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest and which are managed by AssuredIM.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; (4) PVP; and (5) gross third-party assets raised.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation, to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Media Relations
(212) 408-6042
adurani@agltd.com